Exhibit 16.1

BOUWHUIS MORRILL & COMPANY, LLC
PROFESSIONAL ADVISORS & ACCOUNTANTS

February 12, 2009

Securities and Exchange Commission
Washington, DC 20549

Re:  The American Energy Group, Ltd.

Gentlemen:

We have read Part II, Item 5 OTHER INFORMATION contained in The American Energy Group, Ltd's Form 10-Q dated February 13, 2009, and are in agreement with the statements contained therein as they relate to our firm and our effective resignation as auditors on February 9, 2009.

Very truly yours,
/s/
Bouwhuis, Morrill & Company
Layton, Utah

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